As filed with the Securities and Exchange Commission on April __, 2023

Registration No. 333-265405

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-3

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

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Florida	12115 Visionary Way Fishers, Indiana 46038 Tel.: (317) 855-9926	46-3914127
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

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Clifford J. Hunt, Esquire

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida 33772

Tel: (727) 471-0444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copy to:

Clifford J. Hunt, Esquire Law Office of Clifford J. Hunt, P.A. 8200 Seminole Boulevard Seminole, Florida 33772 Tel: (727) 471-0444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “accelerated filer,” “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April ___, 2023

PROSPECTUS

AMERICAN RESOURCES CORPORATION

$36,390,000

Common Stock

Warrants

Units

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We are American Resources Corporation (“ARC” or the “Company”), a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of our Class A Common Stock (“Common Stock”), Warrants and Units that we may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, of any combination of the securities described in this prospectus, up to an aggregate amount of $36,390,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus before you invest in any of our securities.

We may offer the securities from time through public or private transactions, and in the case of our Common Stock, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiate prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC”. On April 1, 2023, the last reported sales price for our common stock was $1.68 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Common stock, Warrants and/or Units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April ___, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $36,390,000. The securities described herein are unsold, “Carryover” securities from our earlier registration statement on Form S-3 that was declared effective by the SEC on June 4, 2019.  This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates set forth on their respective covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or related “free writing prospectus.” To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to American Resources Corporation, a Florida corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2022 and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Forward-Looking Statements.”

Our Company

Overview

When we formed our company, our focus was to (i) construct and/or purchase and manage a chain of combined gasoline, diesel and natural gas (NG) fueling and service stations (initially, in the Miami, FL area); (ii) construct conversion factories to convert NG to liquefied natural gas (LNG) and compressed natural gas (CNG); and (iii) construct conversion factories to retrofit vehicles currently using gasoline or diesel fuel to also run on NG in the United States and also to build a convenience store to serve our customers in each of our locations.

On January 5, 2017, American Resources Corporation (ARC) executed a Share Exchange Agreement between the Company and Quest Energy Inc. (“Quest Energy”), a private company incorporated in the State of Indiana on May 2015 with offices at 12115 Visionary Way, Fishers, IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017. This transaction resulted in Quest Energy becoming a wholly-owned subsidiary of ARC. Through Quest Energy, ARC was able to acquire coal mining and coal processing operations, substantially all located in eastern Kentucky and western West Virginia. On November 25, 2020, Quest Energy changed its name to American Carbon Corp. (American Carbon)

American Carbon currently has seven coal mining and processing operating subsidiaries: McCoy Elkhorn Coal LLC (doing business as McCoy Elkhorn Coal Company) (McCoy Elkhorn), Knott County Coal LLC (Knott County Coal), Deane Mining, LLC (Deane Mining), Wyoming County Coal LLC (Wyoming County), Quest Processing LLC (Quest Processing), Perry County Resources (Perry County) located in eastern Kentucky and western West Virginia within the Central Appalachian coal basin, and ERC Mining Indiana Corporation (ERC) located in southwest Indiana within the Illinois coal basin. The coal deposits under control by the Company are generally comprise of metallurgical coal (used for steel making), pulverized coal injections (used in the steel making process) and high-BTU, low sulfur, low moisture bituminous coal used for a variety of uses within several industries, including industrial customers and specialty products.

Efforts to diversify revenue streams have led to the establishment of additional subsidiaries; American Metals LLC (AM) which is focused on the recovery and sale of recovered metal and steel and American Rare Earth LLC (ARE) which is focused on the aggregation and monetization of critical and rare earth element deposits and end of life magnets and batteries.  During 2022, American Rare Earth LLC changed its name to ReElement Technologies, LLC. (ReElement)

We have not classified, and as a result, do not have any “proven” or “probable” reserves as defined in United States Securities and Exchange Commission Items 1300 through 1305 of Regulation S-K, and as a result, our company and its business activities are deemed to be in the exploration stage until mineral reserves are defined on our properties.

Since mid-2019, we have not mined or sold coal which is sold into the thermal coal markets. All production and future investment will be for the mining of metallurgical coal. The following table is presented for historical purposes.

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McCoy Elkhorn Coal LLC

General:

Located primarily within Pike County, Kentucky, McCoy Elkhorn is currently comprised of one active mine (the Carnegie 1 Mine), one mine in “idle” status (the Mine#15 Mine), two coal preparation facilities (Bevins #1 and Bevins #2), and other mines and permits in various stages of development or reclamation. The address for the Bevins #1 and #2 preparation facilities is 2069 Highway 194 E Meta, KY 41501.  The address for Mine #15 is 2560 Highway194 E Meta, KY 41501.  The address for Carnegie 1 is 209 Meathouse Fork Kimper, KY 41502.

McCoy Elkhorn sells its coal to a variety of customers, both domestically and internationally, primarily to the steel making industry as a high-vol “B” coal or blended coal.

The coal controlled at McCoy Elkhorn (along with our other subsidiaries) has not been classified as either “proven” or “probable” as defined in the United States Securities and Exchange Commission Items 1300 through 1305 of Regulation S-K, and as a result, do not have any “proven” or “probable” reserves under such definition and are classified as an “Exploration Stage” pursuant to Items 1300 through 1305 of Regulation S-K.  Approximate coal deposits owned is 0 tons and leased by McCoy Elkhorn totals 11,287,904 tons.  The current leases contain minimum annual payments of $20,000 and production royalty payments of 7% of gross sales price.

Mines:

Within the McCoy Elkhorn subsidiary, Carnegie 1 is deemed material under Items 1304 of Regulation S-K.

Mine #15 is an underground mine in the Millard (also known as Glamorgan) coal seam and located near Meta, Kentucky. Mine #15 is mined via room-and-pillar mining methods using continuous miners, and the coal is belted directly from the stockpile to McCoy Elkhorn’s coal preparation facility. Mine #15 is currently a “company run” mine, whereby the Company manages the workforce at the mine and pays all expenses of the mine. The coal from Mine #15 is stockpiled at the mine site and belted directly to the Company’s nearby coal preparation facilities. Production at Mine #15 re-commenced under Quest Energy’s ownership in September 2016. Mine #15 has the estimated capacity to produce up to approximately 40,000 tons per month of coal. The Company acquired Mine #15 as an idled mine, and since acquisition, the primary work completed at Mine #15 by the Company includes changing working sections within the underground mine, air ventilation enhancements primarily through brattice work and the use of overcasts and installing underground mining infrastructure as the mine advances due to coal extraction. In 2022, Mine #15 produced approximately 0 tons. In 2021, Mine #15 produced approximately 0 tons. During 2022 and 2021, 100% and 100%, respectively, of the coal extracted from Mine #15 was high-vol “B” metallurgical coal quality, of which 100% was sold into the PCI market and 100% was sold into the metallurgical market, respectively.  The mineral available through Mine #15 is leased from various 3rd party mineral holders.  Coal mined from the lease requires a payment of greater of $2.50 per ton or 5% of gross sales price.

The Carnegie 1 Mine is an underground mine in the Alma and Upper Alma coal seams and located near Kimper, Kentucky. In 2011, coal production from the Carnegie 1 Mine in the Alma coal seam commenced and then subsequently the mine was idled. Production at the Carnegie 1 Mine was reinitiated in early 2017 under Quest Energy’s ownership and is currently being mined via room-and-pillar mining methods utilizing a continuous miner. The coal is stockpiled on-site and trucked approximately 7 miles to McCoy Elkhorn’s preparation facilities. The Carnegie 1 Mine is currently a “company run” mine, whereby the Company manages the workforce at the mine and pays all expenses of the mine. The Carnegie 1. Mine has the estimated capacity to produce up to approximately 10,000 tons per month of coal. The Company acquired the Carnegie 1 Mine as an idled mine, and since acquisition, the primary work completed at the Carnegie 1 Mine by the Company includes mine rehabilitation work in preparation for production, changing working sections within the underground mine, air ventilation enhancements primarily through brattice work, and installing underground mining infrastructure as the mine advances due to coal extraction. In 2022, the Carnegie 1 Mine produced approximately 105,607 tons and sold at an average of $233.11 per ton. In 2021, the Carnegie 1 Mine produced approximately 7,889.63 tons and sold at an average of $138.00 per ton. During 2021 100% of the coal extracted from the Carnegie 1 Mine was high-vol “B” metallurgical coal quality, of which 100% was sold into the metallurgical market.  The mineral being mined through Carnegie 1 is leased from a 3rd party professional mineral company.  Coal mined from the lease requires a payment of greater of $1.75 per ton or 6% of gross sales price.

The Carnegie 2 Mine is an underground mine in the Alma and Upper Alma coal seams and located near Kimper, Kentucky. In 2021, mine development began and operations at the Carnegie 2 Mine started in August 2022 and is currently being mined via room-and-pillar mining methods utilizing a continuous miner. The coal is stockpiled on-site and trucked approximately 7 miles to McCoy Elkhorn’s preparation facilities. The Carnegie 2 Mine is currently a “company run” mine, whereby the Company manages the workforce at the mine and pays all expenses of the mine. The Carnegie 2. Mine has the estimated capacity to produce up to approximately 10,000 tons per month of coal. In 2022, the Carnegie 2 Mine produced approximately 6,200 tons and sold at an average of $233.11 per ton. In 2021, the Carnegie 2 Mine produced approximately 0 tons. During 2022 100% of the coal extracted from the Carnegie 2 Mine was high-vol “B” metallurgical coal quality, of which 100% was sold into the metallurgical market.  The mineral being mined through Carnegie 1 is leased from a 3rd party professional mineral company.  Coal mined from the lease requires a payment of greater of $1.75 per ton or 6% of gross sales price.

American Carbon acquired the PointRock Mine in April 2018. On May 8, 2020, the PointRock Mine permits were released from the Company’s control upon the settlement agreement with Empire.

Beginning in January 2020 through the report date, Mine #15 and Carnegie 1 mines were idled due to the adverse market effects Covid-19 global pandemic. The Carnegie 1 mine restarted during October 2021.   The Carnegie 2 mine commenced operations in August 2022.

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Processing & Transportation:

The Bevins #1 Preparation Plant is an 800 ton-per hour coal preparation facility located near Meta, Kentucky, across the road from Mine #15. Bevins #1 has raw coal stockpile storage of approximately 25,000 tons and clean coal stockpile storage of 100,000 tons of coal. The Bevins #1 facility has a fine coal circuit and a stoker circuit that allows for enhance coal recovery and various coal sizing options depending on the needs of the customer. The Company acquired the Bevins Preparation Plants as idled facilities, and since acquisition, the primary work completed at the Bevins Preparation Plants by the Company includes rehabilitating the plants’ warehouse and replacing belt lines.

The Bevins #2 Preparation Plant is on the same permit site as Bevins #1 and is a 500 ton-per-hour processing facility with fine coal recovery and a stoker circuit for coal sizing options. Bevins #2 has raw coal stockpile storage of 25,000 tons of coal and a clean coal stockpile storage of 45,000 tons of coal. We are currently utilizing less than 10% of the available processing capacity of Bevins #1 and Bevins #2.

Both Bevins #1 and Bevins #2 have a batch-weight loadout and rail spur for loading coal into trains for rail shipments. The spur has storage for 110 rail cars and is serviced by CSX Transportation and is located on CSX’s Big Sandy, Coal Run Subdivision. Both Bevins #1 and Bevins #2 have coarse refuse and slurry impoundments called Big Groundhog and Lick Branch. While the Big Groundhog impoundment is nearing the end of its useful life, the Lick Branch impoundment has significant operating life and will be able to provide for coarse refuse and slurry storage for the foreseeable future at Bevins #1 and Bevins #2. Coarse refuse from Bevins #1 and Bevins #2 is belted to the impoundments. Both Bevins #1 and Bevins #2 are facilities owned by McCoy Elkhorn, subject to certain restrictions present in the agreement between McCoy Elkhorn and the surface land owner.

Both Bevins #1 and Bevins #2, as well as the rail loadout, are operational and any work required on any of the plants or loadouts would be routine maintenance. The allocated cost of for this property at McCoy Elkhorn Coal paid by the company is $95,210.

Due to additional coal processing storage capacity at Bevins #1 and Bevins #2 Preparation Plants, McCoy Elkhorn processes, stores, and loads coal for other regional coal producers for an agreed-to fee.

Additional Permits:

In addition to the above mines, McCoy Elkhorn holds 11 additional coal mining permits that are idled operations or in various stages of reclamation. For the idled coal mining operations, McCoy Elkhorn will determine which coal mines to bring back into production, if any, as the coal market changes, and there are currently no other idled mines within McCoy Elkhorn that are slated to go into production in the foreseeable future. Any idled mines that are brought into production would require significant upfront capital investment, and there is no assurance of the feasibility of any such new operations.

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Knott County Coal LLC

General:

Located primarily within Knott County, Kentucky (but with additional idled permits in Leslie County, Perry County, and Breathitt County, Kentucky), Knott County Coal is comprised of one active mine (the Wayland Surface Mine) and 22 idled mining permits (or permits in reclamation), including the permits associated with the idled Supreme Energy Preparation Plant. The idled mining permits are either in various stages of planning, idle status or reclamation. The idled mines at Knott County Coal are primarily underground mines that utilize room-and-pillar mining. The coal controlled at Knott County Coal (along with our other subsidiaries) has not been classified as either “proven” or “probable” as defined in the United States Securities and Exchange Commission Items 1300 through 1305 of Regulation S-K, and as a result, do not have any “proven” or “probable” reserves under such definition and are classified as an “Exploration Stage” pursuant to Items 1300 through 1305 of Regulation S-K.  Approximate coal deposits owned by Knott County is 0 tons and leased by Knott County totals 3,206,713 tons.  The current leases contain minimum annual payments of $0 and production royalty payments of the great of $1.50 per clean ton or 6% of gross sales price.

Mines:

The Wayland Surface Mine is a surface waste-rock reprocessing mine in a variety of coal seams (primarily the Upper Elkhorn 1 coal seam) located near Wayland, Kentucky. The Wayland Surface Mine is mined via area mining through the reprocessing of previously processed coal, and the coal is trucked approximately 22 miles to the Mill Creek Preparation Plant at Deane Mining, where it is processed and sold. The Wayland Surface Mine is currently a “company run” mine, whereby the Company manages the workforce at the mine and pays all expenses of the mine. During June 2018, production at the Wayland Surface Mine commenced under Quest Energy’s ownership. The associated permit was purchased during May 2018. Since acquisition, the primary work completed at the Wayland Surface Mine has been removing overburden to access the coal. The Wayland Surface Mine has the estimated capacity to produce up to approximately 15,000 tons per month of coal and started production in mid-2018 with nominal coal extracted and sold as thermal coal. In 2022, the Wayland Surface Mine produced approximately 0 tons. In 2021, the Wayland Surface Mine produced approximately 0 tons. During 2022, the Wayland Surface Mine was idled due to the company’s focus on the metallurgical and industrial markets.

Other potential customers of Knott County Coal include industrial customers, specialty customers and utilities for electricity generation, although no definitive sales have been identified yet.

Processing & Transportation:

The idled Supreme Energy Preparation Plant is a 400 ton-per-hour coal preparation facility with a fine coal circuit located in Kite, Kentucky. The Bates Branch rail loadout associated with the Supreme Energy Preparation Plant is a batch-weigh rail loadout with 220 rail car storage capacity and serviced by CSX Transportation in their Big Sandy rate district. The coarse refuse is trucked to the Kings Branch impoundment, which is approximately one mile from the Supreme Energy facility. The slurry from coal processing is piped from the Supreme Energy facility to the Kings Branch impoundment.

The Supreme Energy Preparation Plant is owned by Knott County Coal, subject to certain restrictions present in the agreement between Knott County Coal and the surface land owner, Land Resources & Royalties LLC.

The Company acquired the Supreme Energy Preparation Plants as an idled facility, and since acquisition, no work has been performed at the facility other than minor maintenance. Both the Supreme Energy Preparation Plant and the rail loadout are idled and would require an undetermined amount of work and capital to bring them into operation. The allocated cost of for the property at Knott County Coal paid by the Company is $286,046.

Additional Permits:

In addition to the above mines, Knott County Coal holds 20 additional coal mining permits that are in development, idled or in various stages of reclamation. Any idled mines that are brought into production would require significant upfront capital investment and there is no assurance of the feasibility of any such new operations.

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Deane Mining LLC

General:

Located within Letcher County and Knott County, Kentucky, Deane Mining LLC is comprised of one active underground coal mine (the Access Energy Mine), one active surface mine (Razorblade Surface) and one active coal preparation facility called Mill Creek Preparation Plant, along with 12 additional idled mining permits (or permits in reclamation). The idled mining permits are either in various stages of development, reclamation or being maintained as idled, pending any changes to the coal market that may warrant re-starting production. The coal controlled at Deane Mining (along with our other subsidiaries) has not been classified as either “proven” or “probable” as defined in the United States Securities and Exchange Commission Items 1300 through 1305 of Regulation S-K, and as a result, do not have any “proven” or “probable” reserves under such definition and are classified as an “Exploration Stage” pursuant to Items 1300 through 1305 of Regulation S-K.  Approximate coal deposits owned by Deane Mining is 0 tons and leased by Deane Mining totals 0 tons.

Mines:

Access Energy is a deep mine in the Elkhorn 3 coal seam and located in Deane, Kentucky. Access Energy is mined via room-and-pillar mining methods using continuous miners, and the coal is belted directly from the mine to the raw coal stockpile at the Mill Creek Preparation Plant across the road from Access Energy. Access Energy is currently a “company run” mine, whereby the Company manages the workforce at the mine and pays all expenses of the mine. The Company acquired Access Energy as an idled mine, and since acquisition, the primary work completed at Access Energy by the Company includes mine rehabilitation work in preparation for production, air ventilation enhancements primarily through brattice work, and installing underground mining infrastructure as the mine advances due to coal extraction. Access Energy has the estimated capacity to produce up to approximately 20,000 tons per month of coal. In 2022, Access Energy produced approximately 0 tons. In 2021, Access Energy produced approximately 0 tons. During 2019, the permit related to the Access Energy mine was idled and is not expected to produce again under the Company’s control due to the continued focused on the metallurgical and industrial markets.

Razorblade Surface is a surface mine currently mining the Hazard 4 and Hazard 4 Rider coal seams and located in Deane, Kentucky. Razorblade Surface is mined via contour, auger, and highwall mining methods, and the coal is stockpiled on site where it trucked to the Mill Creek Preparation Plant approximately one mile away for processing. Razorblade Surface is run as both a contractor mine and as a “company run” mine for coal extraction and began extracting coal in spring of 2018. Coal produced from Razorblade Surface is trucked approximately one mile to the Mill Creek Preparation Plant. The Company acquired the Razorblade Surface mine as a new, undisturbed mine, and since acquisition, the primary work completed at Razorblade Surface has been some initial engineering work and removing overburden to access the coal. Razorblade Surface mine has the estimated capacity to produce up to approximately 8,000 tons per month of coal and started production in mid-2018 with nominal coal extracted and sold as thermal coal. During 2019, the permit related to the Access Energy mine was idled and is not expected to produce again under the Company’s control due to the continued focused on the metallurgical and industrial markets.

The coal production from Deane Mining LLC was currently sold a utility located in southeast United States under a contract that expired December 2018 and extended until June 2019, along with coal sold in the spot market. Deane Mining is in discussions with various customers to sell additional production from Access Energy, Razorblade, and Wayland Surface mines, combined with other potential regional coal production, as pulverized coal injection (PCI) to steel mills, industrial coal, and thermal coal to other utilities for electricity generation.

Processing & Transportation:

The Mill Creek Preparation Plant is an 800 ton-per-hour coal preparation facility located in Deane, Kentucky. The associated Rapid Loader rail loadout is a batch-weight rail loadout with 110 car storage capacity and services by CSX Transportation in their Big Sandy and Elkhorn rate districts. The Mill Creek Preparation Plant is owned by Deane Mining, subject to certain restrictions present in the agreement between Deane Mining and the surface land owner, Land Resources & Royalties LLC. We are currently utilizing less than 10% of the available processing capacity of the Mill Creek Preparation Plant.

Both the Mill Creek Preparation Plant and the rail loadout are operational, and any work required on any of the plant or loadouts would be routine maintenance. The allocated cost of for the property at Deane Mining paid by the Company is $1,569,641.

Additional Permits:

In addition to the above mines and preparation facility, Deane Mining holds 12 additional coal mining permits that are in development, idled or in various stages of reclamation. Any idled mines that are brought into production would require significant upfront capital investment and there is no assurance of the feasibility of any such new operations.

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Wyoming County Coal LLC

General:

Located within Wyoming County, West Virginia, Wyoming County Coal is comprised of two idled underground mining permits and the three permits associated with the idled Pioneer Preparation Plant, the Hatcher rail loadout, and Simmons Fork Refuse Impoundment. The two idled mining permits are undisturbed underground mines that are anticipated to utilize room-and-pillar mining. The coal controlled at Wyoming County Coal (along with our other subsidiaries) has not been classified as either “proven” or “probable” as defined in the United States Securities and Exchange Commission Items 1300 through 1305 of Regulation S-K, and as a result, do not have any “proven” or “probable” reserves under such definition and are classified as an “Exploration Stage” pursuant to Items 1300 through 1305 of Regulation S-K.  Approximate coal deposits owned by Wyoming County is 5,668,115 tons and leased by Knott County totals 0 tons.

Mines:

The mining permits held by Wyoming County Coal are in various stages of planning with no mines currently in production.

Potential customers of Wyoming County Coal would include steel mills in the United States or international marketplace although no definitive sales have been identified yet.

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Processing & Transportation:

The idled Pioneer Preparation Plant is a 350 ton-per-hour coal preparation facility located near Oceana, West Virginia. The Hatcher rail loadout associated with the Pioneer Preparation Plant is a rail loadout serviced by Norfolk Southern Corporation. The refuse from the preparation facility is trucked to the Simmons Fork Refuse Impoundment, which is approximately 1.0 mile from the Pioneer Preparation facility. The preparation plant utilizes a belt press technology which eliminates the need for pumping slurry into a slurry pond for storage within an impoundment.

The Company is in the initial planning phase of getting estimates on the cost to upgrade the preparation facility to a modern 350 ton per hour preparation facility, although no cost estimates have yet been received. The Company is also in the initial planning phase of getting estimates on the cost and timing of upgrading the rail load out facility to a modern batch weight load out system, although no cost estimates have yet been received.

The Company acquired the Pioneer Preparation Plants as an idled facility, and since acquisition, no work has been performed at the facility. Both the Pioneer Preparation Plant and the rail loadout are idled and would require an undetermined amount of work and capital to bring them into operation, which is currently in the initial phases of planning and no cost estimates have been received. The allocated cost for the property at Wyoming County Coal will pay by the Company is $22,326,101 of which $22,091,688 has been paid using shares of the Company’s Class A Common stock. The remaining portion was satisfied in the form of a convertible note which was converted to company common stock in December 2020.

Permits:

Wyoming County Coal holds two coal mining permits that are in the initial planning phase and three permits associated with the idled Pioneer Preparation Plant, the Hatcher rail loadout, and Simmons Fork Refuse Impoundment. Any mine that is brought into production would require significant upfront capital investment and there is no assurance of the feasibility of any such new operations. As of the report date, the permits have not been fully transferred as they await final regulatory approval. As of the balance sheet date and report date, the West Virginia permit transfers have not yet been approved, and WCC has not substituted its reclamation surety bonds for the seller’s bond collateral. The transfer of any new permits to the Company is subject to regulatory approval. This approval is subject to the review of both unabated or uncorrected violations that are listed on the Applicator Violator List. The Company, to include several of its subsidiaries, does have unabated and/or uncorrected violations that are listed on the Applicator Violator List. Should the state regulators believe that the Company is not in the process of abating or correcting the currently outstanding issues associated with their currently held permits they may choose not to issue the Company any new permits until such issues are properly rectified.

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Perry County Resources LLC

General:

Located primarily within Perry County, Kentucky, Perry County Resources LLC is comprised of one active underground mine (the E4-2 mine) and one active coal processing facility called the Davidson Branch Preparation Plant, along with two additional idled underground mining permits. The E4-2 mine and Davidson Branch Preparation Plan are located at 1845 KY-15 Hazard, KY 41701.

The two idled mining permits are for underground mines and have been actively mined in the past and being maintained as idled, pending any changes to the coal market that may warrant re-starting production. The coal controlled at Perry County Resources (along with our other subsidiaries) has not been classified as either “proven” or “probable” as defined in the United States Securities and Exchange Commission Items 1300 through 1305 of Regulation S-K, and as a result, do not have any “proven” or “probable” reserves under such definition and are classified as an “Exploration Stage” pursuant to Items 1300 through 1305 of Regulation S-K.  Approximate coal deposits owned by Perry County is 0 tons and leased by Perry County totals 58,108,612 tons.  The current leases contain minimum annual payments of $12,000 and production royalty payments ranging from 6% to 7% of gross sales price.

Mines:

Within the Perry County subsidiary, E4-2 mine is deemed material under Items 1304 of Regulation S-K.

The E4-2 mine is an underground mine in the Elkhorn 4 (aka the Amburgy) coal seam located near the town of Hazard, Kentucky. The E4-2 mine is mined via room-and-pillar mining methods using both continuous miners and continuous haulage systems, and the coal is belted directly from the mine to the raw coal stockpile at the Davidson Branch Preparation Plant less than a mile away. The E4-2 mine is currently a “company-run” mine, whereby the Company manages the workforce at the mine and pays all expenses of the mine. The Company acquired the E4-2 mine as an active mine, and since acquisition in September 2019, the primary work at the E4-2 mine has been rehabilitation of existing infrastructure to increase the operational efficiencies of the mine, including replacing belt structure, repairing equipment, replacing underground mining infrastructure, and installing new mining infrastructure as the mine advances due to coal extraction. The E4-2 mine has the estimated capacity to produce up to approximately 80,000 tons per month of coal. The mineral available through the E4-2 mine is partially owned by the Company and partially leased from various mineral holders.  The lease terms are the greater of $1.50 per ton or 6% of gross sales price.

In 2022, the E4-2 mine produced approximately 105,577.11 tons and sold the coal at an average price of $153.43. During the period of ownership by the Company, 100% of the coal sold was sold as industrial stoker and PCI.

In 2021, the E4-2 mine produced approximately 79,546.75 tons and sold the coal at an average price of $83.17. During the period of ownership by the Company, 100% of the coal sold was sold as industrial stoker and PCI.

Beginning in January 2020, The E4-2 mine was idled due to the adverse market effects Covid-19 global pandemic.  The E4-2 Mine was restarted during March 2021.  During 2022, the E4-2 Mine was idled due to regional historic flooding and the declared national emergency.

Processing and Transportation:

The Davidson Branch Preparation Plant is a 1,300 ton-per-hour coal preparation facility located near Hazard, Kentucky. The associated “Bluegrass 4” rail loadout is a batch-weight rail loadout with 135 car storage capacity and services by CSX Transportation in their Hazard/Elkhorn rate district. The Davidson Branch Preparation Plant is owned by Perry County Resources. We are currently utilizing less than 10% of the available processing capacity of the Davidson Branch Preparation Plant.

Both the Davidson Branch Preparation Plant and the rail loadout are operational, and any work required on any of the plant or loadouts would be routine maintenance. The allocated cost of for the property at Perry County Resources paid by the Company is $1,550,663.

Additional Permits:

In addition to the above mine, preparation facility, and related permits, Perry County Resources holds four additional coal mining permits that are idled or in development. Any idled mines that are brought into production would require significant upfront capital investment and there is no assurance of the feasibility of any such new operations. Three of the idled permits were sold to an unrelated entity on March 4, 2020 for $700,000 cash and $300,000 of value for equipment. As of the report date, the permits have not been fully transferred as they await final regulatory approval.

The transfer of any new permits to the Company is subject to regulatory approval. This approval is subject to the review of both unabated or uncorrected violations that are listed on the Applicator Violator List. The Company, to include several of its subsidiaries, does have unabated and/or uncorrected violations that are listed on the Applicator Violator List. Should the state regulators believe that the Company is not in the process of abating or correcting the currently outstanding issues associated with their currently held permits they may choose not to issue the Company any new permits until such issues are properly rectified.

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Quest Processing LLC

Quest Energy’s wholly-owned subsidiary, Quest Processing, manages the assets, operations, and personnel of the certain coal processing and transportation facilities of Quest Energy’s various other subsidiaries, namely the Supreme Energy Preparation Facility (of Knott County Coal LLC), and Mill Creek Preparation Facility (of Deane Mining LLC). Quest Processing LLC was the recipient of a New Markets Tax Credit loan that allowed for the payment of certain expenses of these preparation facilities. As part of that financing transaction, Quest Energy loaned ERC Mining LLC, an entity owned by members of Quest Energy, Inc.’s management, $4,120,000 to facilitate the New Markets Tax Credit loan. ERC Mining LLC is considered a variable interest entity and is consolidated into Quest Energy’s financial statements. The credit facility obligation was fulfilled and forgiven in November 2021.

ERC Mining Indiana Corporation (the Gold Star Mine)

General:

Located primarily within Greene and Sullivan Counties, Indiana, ERC Mining Indiana Corporation (“ERC”) is currently comprised of one idled underground mine (the Gold Star Mine), one idled coal preparation plant and rail loadout. ERC sold its coal in the past as thermal coal to utilities. The Company does not plan to mine the property and purchased it for monetization of infrastructure assets and to reclaim the property which was in process during 2021.

The coal controlled at ERC (along with our other subsidiaries) has not been classified as either “proven” or “probable” as defined in the United States Securities and Exchange Commission Items 1300 through 1305 of Regulation S-K, and as a result, do not have any “proven” or “probable” reserves under such definition and are classified as an “Exploration Stage” pursuant to Items 1300 through 1305 of Regulation S-K.  Approximate coal deposits owned by ERC is 4,383,298 tons and leased by ERC totals 0 tons.  All of the deposits are in reclamation.

Mines:

The Gold Star Mine is an underground mine in the Indiana IV (aka the Survant) coal seam located near the town of Jasonville, Indiana. Currently idled, the Gold Star Mine has been mined in the past via room-and-pillar mining methods using continuous miners, and the coal is belted directly from the mine to the raw coal stockpile at the preparation plant less than a mile away. The Company is facilitating the full reclamation and remediation of the former mine site.

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Processing and Transportation:

The idled preparation plant is a 165 ton-per-hour coal preparation facility located near the underground mine portal. The rail loadout associated with the preparation plant is a rail loadout serviced by the Indiana Rail Road. The preparation plant has a coarse refuse and slurry impoundment. The allocated cost of for the property at Gold Star paid by the Company is $-.

Permits:

ERC holds one permit that covers the Gold Star Mine, processing plant, rail loadout, and related infrastructure which are in reclamation status.

Mineral and Surface Leases

Coal mining and processing involves the extraction of coal (mineral) and the use of surface property incidental to such extraction and processing. All of the mineral and surface related to the Company’s coal mining operations is leased from various mineral and surface owners (the “Leases”). The Company’s operating subsidiaries, collectively, are parties to approximately 200 various Leases and other agreements required for the Company’s coal mining and processing operations. The Leases are with a variety of Lessors, from individuals to professional land management firms such as the Roadrunner Land Company. In some instances, the Company has leases with Land Resources & Royalties LLC (LRR), a professional leasing firm that is an entity wholly owned by Wabash Enterprises, an entity owned by members of the Company’s management.

Coal Sales

ARC sells its coal to domestic and international customers, some which blend ARC’s coal at east coast ports with other qualities of coal for export. During the year ended December 31, 2022, coal sales came from the Company’s Perry’ E4-2 mine and McCoy’s Carnegie 1 and 2 mines. The Company may, at times, purchase coal from other regional producers to sell on its contracts.

Coal sales at the Company is primarily outsource to third party intermediaries who act on the Company’s behalf to source potential coal sales and contracts. The third-party intermediaries have no ability to bind the Company to any contracts, and all coal sales are approved by management of the Company.

Due to the Covid-19 global pandemic, traditional sales channels have been disrupted. As a supplier of the raw materials into the steel and industrial industries, our customers are sensitive to global fluctuations in steel demand.

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Competition

The coal industry is intensely competitive. The most important factors on which the Company competes are coal quality, delivered costs to the customer and reliability of supply. Our principal domestic competitors will include Corsa Coal Corporation, Ramaco Resources, Blackhawk Mining, Coronado Coal, Arch Resources, Contura Energy, and Warrior Met Coal. Many of these coal producers may have greater financial resources and larger coal deposit bases than we do. We also compete in international markets directly with domestic companies and with companies that produce coal from one or more foreign countries, such as China, Australia, Colombia, Indonesia and South Africa.

The Securities We May Offer

With this prospectus, we may offer common stock, Warrants to purchase our common stock, and/or Units consisting of one or each of these securities in combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $36,390,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our Class A Common Stock, par value $0.0001 per share.

Warrants

We may offer Warrants for the purchase of shares of Class A Common Stock. We may issue Warrants independently or together with the Common Stock. Our board of directors will determine the terms of the Warrants.

Corporate Information

American Resources Corporation was founded on October 2, 2013 and was incorporated under the laws of the State of Florida. Our principal executive offices are located at 12115 Visionary Way, Suite 174, Fishers, IN 46038, and our telephone number is (317) 855-9926. Our website address is www.americanresources.com. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. The reports are also available at www.sec.gov. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial, also may also materially and adversely affect our business, financial condition and results of operations.

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FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements.” Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Factors could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus and the related prospectus supplement:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include capital expenditures, acquisitions, the repayment of indebtedness outstanding from time to time and for working capital and repurchases of our Common Stock or other securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our Class A Common Stock, par value $0.0001 per share, which may also be referred to herein as “Common Stock”. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our Common Stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our amended and restated articles of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our Common Stock and the rights of the holders of our Common Stock are subject to the applicable provisions of the Florida Business Corporation Act, which we sometimes refer to in this section as “Florida law,” our amended and restated articles of incorporation, as amended, our bylaws, the rights of the holders of our preferred stock, if any, and the agreements described below.

Under our amended and restated articles of incorporation, as amended, we have the authority to issue 230,000,000 shares of Common Stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2022, there were 66,203,279 shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Effective January 18, 2017, we amended our articles of incorporation to create a new Series A Preferred Stock. Effective February 20, 2017, we amended our articles of incorporation to change our name to American Resources Corporation. Effective March 21, 2017, we amended our articles of incorporation to create a new Series B Preferred Stock. Effective November 8, 2018 we amended our articles of incorporation to create a new Series C Preferred Stock and modify the Series A Preferred Stock voting ratio.

The table below presents earnings per share as previously reported in our Annual Report on Form 10-K for the year ended December 31, 2022.

	Years ended December 31,
	2022	2021
Earnings Per Share
Basic and diluted:
As previously reported	$(0.59)	$(0.35)

The description of our Common Stock herein, and any description of our Common Stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Florida law and the actual terms and provisions contained in our amended and restated articles of incorporation and our bylaws, each as amended from time to time.

Voting Rights

The holders of our Common Stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Florida law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast.

Dividends

Holders of our Common Stock are entitled to receive dividends if, as and when declared by the board of directors, (the “Board”), out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we may issue in the future, of amounts to which they are preferentially entitled, the holders of Common Stock will be entitled to share ratably in the distribution of assets to the shareholders.

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Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the Common Stock. The rights of holders of Common Stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock that may be issued in the future.

Our amended and restated articles of incorporation, as amended, and bylaws do not restrict the ability of a holder of our Common Stock to transfer his or her shares of our Common Stock.

Shares of Common Stock Reserved for Issuance

As of December 31, 2022, we had reserved for issuance:

•	an aggregate of 14,235,783 shares of our Common Stock issuable upon the exercise of outstanding Warrants and employee options;

Anti-takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a unanimous vote of the Board.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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Indemnification

Both our amended and restated articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC located at 18 Lafayette Place Woodmere, NY 11598, phone number 212-828-8436.

DESCRIPTION OF WARRANTS

General

We may issue Warrants to purchase shares of Common Stock. The Warrants may be issued independently or together with shares of Common Stock offered by this prospectus and may be attached to or separate from those shares of Common Stock.

While the terms we have summarized below will generally apply to any future Warrants we may offer under this prospectus, we will describe the particular terms of any Warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any Warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the Warrants under a Warrant agreement, which we will enter into with a Warrant agent to be selected by us. Each Warrant agent will act solely as our agent under the applicable Warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any Warrant. A single bank or trust company may act as Warrant agent for more than one issue of Warrants. A Warrant agent will have no duty or responsibility in case of any default by us under the applicable Warrant agreement or Warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Warrant may, without the consent of the related Warrant agent or the holder of any other Warrant, enforce by appropriate legal action its right to exercise, and receive the Common Stock purchasable upon exercise of, its Warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of Warrant agreement, including a form of Warrant certificate, that describes the terms of the series of Warrants we are offering before the issuance of the related series of Warrants. The following summaries of material provisions of the Warrants and the Warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the Warrant agreement applicable to a particular series of Warrants. We urge you to read the applicable prospectus supplements related to the Warrants that we sell under this prospectus, as well as the complete Warrant agreements that contain the terms of the Warrants.

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We will set forth in the applicable prospectus supplement the terms of the Warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the Warrants;

•	the aggregate number of the Warrants;

•	the price or prices at which the Warrants will be issued;

•	the designation, number, and terms of shares of Common Stock purchasable upon exercise of the Warrants;

•	the date, if any, on and after which the Warrants and the related Common Stock will be separately transferable;

•	the price at which each share of Common Stock purchasable upon exercise of the Warrants may be purchased;

•	the date on which the right to exercise the Warrants will commence and the date on which such right will expire;

•	the minimum or maximum amount of the Warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the Warrant agreement and the Warrants;

•	any other terms of the Warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such Warrants;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the Warrants;

•	the date on which the right to exercise the Warrants begins and the date on which that right expires;

•	the material U.S. federal income tax consequences of holding or exercising the Warrants; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the Warrants.

Unless specified in an applicable prospectus supplement, Warrants will be in registered form only.

A holder of Warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the Warrant agent or any other office indicated in the applicable prospectus supplement. Until any Warrants are exercised, holders of the Warrants will not have any rights of holders of the underlying Common Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each Warrant will entitle the holder to purchase cash shares of Common Stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void.

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Warrants may be exercised by delivering to the corporation trust office of the Warrant agent or any other officer indicated in the applicable prospectus supplement (a) the Warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of Common Stock. If less than all of the Warrants represented by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining Warrants. If we so indicate in the applicable prospectus supplement, holders of the Warrants may surrender securities as all or a part of the exercise price for the Warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a Warrant agreement without the consent of the holders of the applicable Warrants to cure ambiguities in the Warrant agreement, to cure or correct a defective provision in the Warrant agreement, or to provide for other matters under the Warrant agreement that we and the Warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the Warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Common Stock covered by a Warrant will be adjusted proportionately if we subdivide or combine our Common Stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for Common Stock, or any rights to subscribe for, purchase, or otherwise acquire Common Stock, as a dividend or distribution to holders of our Common Stock;

•	pay any cash to holders of our Common Stock other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Common Stock; or

•

issue Common Stock or additional stock or other securities or property to holders of our Common Stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of Warrants will be entitled to receive upon exercise of the Warrants, in addition to the shares of Common Stock otherwise receivable upon exercise of the Warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Common Stock issuable under the Warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a Warrant, and the amounts of other securities or property to be received, if any, upon exercise of those Warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of Warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the Common Stock;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the Common Stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

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If one of the above transactions occurs and holders of our Common Stock are entitled to receive stock, securities, or other property with respect to or in exchange for their shares of Common Stock, the holders of the Warrants then outstanding, as applicable, will be entitled to receive upon exercise of their Warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their Warrants immediately before the transaction.

Outstanding Warrants and Options

As of May 31, 2022, we had outstanding:

•

an aggregate of 10,026,514 shares of our Common Stock issuable upon the exercise of outstanding Warrants with a weighted average exercise price of $1.14 per share and weighted average expiration time of 3.86 years; and

•

an aggregate of 4,209,269 shares of our Common Stock issuable upon the exercise of outstanding employee and director options with a weighted average  exercise price of $1.98 per share and a weighted average expiration life of 6.79 years.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the Units that we may offer under this prospectus. Units may be offered independently or together with Common Stock and Warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future Units that we may offer under this prospectus, we will describe the particular terms of any series of Units that we may offer in more detail in the applicable prospectus supplement. The terms of any Units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of Unit agreement, including a form of Unit certificate, if any, that describes the terms of the series of Units we are offering before the issuance of the related series of Units. The following summaries of material provisions of the Units and the Unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the Unit agreement applicable to a particular series of Units. We urge you to read the applicable prospectus supplements related to the Units that we sell under this prospectus, as well as the complete Unit agreements that contain the terms of the Units.

General

We may issue Units consisting of Common Stock and Warrants. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of Units, including the following:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing Unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the Units or of the securities comprising the Units.

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The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants,” will apply to each Unit and to any Common Stock or Warrant included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each Unit agent, if any, will act solely as our agent under the applicable Unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single bank or trust company may act as Unit agent for more than one series of Units. A Unit agent will have no duty or responsibility in case of any default by us under the applicable Unit agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Unit, without the consent of the related Unit agent or the holder of any other Unit, may enforce by appropriate legal action its rights as holder under any security included in the Unit.

Title

We, the Unit agent, and any of their agents may treat the registered holder of any Unit certificate as an absolute owner of the Units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of the underwriter(s) to take the securities;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

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We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any Common Stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Capital Market.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 1,721 shares of our Common Stock

EXPERTS

The consolidated financial statements of American Resources Corporation as of December 31, 2021 and 2022 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.americanresourcescorp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

•

our Current Reports on Form 8-K or Form 8-K/A, filed on January 6, 2021; January 8, 2021; January 21, 2021; January 27, 2021; February 1, 2021; February 2, 2021; February 5, 2021; February 9, 2021; February 16, 2021; March 11, 2021; March 18, 2021; March 23, 2021; March 31, 2021; April 5, 2021; April 30, 2021; May 3, 2021; May 12, 2021; June 9, 2021; August 16, 2021; October 8, 2021; November 15, 2021; January 14, 2022; March 29, 2022; April 7, 2022; May 16, 2022; August 15, 2022; August 15, 2022; August 22, 2022; September 6, 2022; October 27, 2022; November 15, 2022; January 24, 2023; and February 6, 2023.

•

the description of our Common Stock contained in our registration statement on Form 8-A filed on February 14, 2019, pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description; and

•	The information set forth in our Definitive Proxy Statements on Schedule 14A filed with the SEC on May 16, 2022.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

American Resources Corporation

Attn: Gregory Q. Jensen

12115 Visionary Way

Fishers, Indiana 46038

Tel.: (317) 855-9926

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be paid
SEC Registration Fee	$18,540
Accountants’ Fees and Expenses	12,000
Legal Fees and Expenses	25,000
Printing and Engraving Expenses	25,000
Transfer Agent Fees	3,000
Miscellaneous Fees	5,000
Total	$88,540

Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “Florida Act”) authorizes the indemnification of officers, directors, employees and agents under specified circumstances. Under Section 607.0831 of the Florida Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

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Under Section 607.0850 of the Florida Act, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 of the Florida Act are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

Section 607.0850 of the Florida Act also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850 of the Florida Act.

Our amended and restated articles of incorporation, as amended, provide that we shall, to the fullest extent provided, authorized, permitted or not prohibited by the Florida Act and our bylaws, indemnify our directors and officers, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding or other specified matters in the manner provided in our amended and restated articles of incorporation. Our bylaws also provide for indemnification of our directors and officers to the fullest extent permitted by law. We maintain directors’ and officers’ liability insurance for the benefit of our officers and directors.

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Exhibits.

The exhibits identified in the Exhibit Index below are included herein or incorporated by reference.

Exhibit Index

Exhibit Number	Description	Location Reference

1.1	Form of Underwriting Agreement

To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with an offering of the offered securities.

3.1	Articles of Incorporation of Natural Gas Fueling and Conversion Inc.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013.
3.2	Amended and Restated Articles of Incorporation of NGFC Equities Inc.	Incorporated herein by reference to Exhibit 3.1 to the Company’s 8k filed on February 25, 2015.
3.3	Articles of Amendment to Articles of Incorporation of NGFC Equities, Inc.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K on February 21, 2017.
3.4	Articles of Amendment to Articles of Incorporation of American Resources Corporation dated March 21, 2017.	Incorporated herein by reference to Exhibit 3.4 to the Company’s Form 10-Q, filed with the SEC on February 20, 2018.
3.5	Bylaws of Natural Gas Fueling and Conversion Inc.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013.
3.6	Bylaws, of NGFC Equities Inc., as amended and restated.	Incorporated herein by reference to Exhibit 3.2 to the Company’s 8k filed on February 25, 2015.
3.7	Articles of Amendment to Articles of Incorporation of American Resources Corporation dated November 8, 2018.	Filed as Exhibit 99.1 to the Company’s 8k filed on November 13, 2018, incorporated herein by reference.
3.8	Bylaws of American Resources Corporation, as amended and restated	Incorporated herein by reference to Exhibit 99.2 to the Company’s 8k filed on November 13, 2018.
4.1	Common Stock Purchase Warrant “B-4” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.1 to the Company’s 8k filed on October 11, 2017.
4.2	Common Stock Purchase Warrant “C-1” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.2 to the Company’s 8k filed on October 11, 2017.
4.3	Common Stock Purchase Warrant “C-2” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.3 to the Company’s 8k filed on October 11, 2017.
4.4	Common Stock Purchase Warrant “C-3” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.4 to the Company’s 8k filed on October 11, 2017.
4.5	Common Stock Purchase Warrant “C-4” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.5 to the Company’s 8k filed on October 11, 2017.
4.6	Promissory Note for $600,000.00 dated October 4, 2017	Incorporated herein by reference to Exhibit 4.6 to the Company’s 8k filed on October 11, 2017.
4.7	Promissory Note for $1,674,632.14 dated October 4, 2017	Incorporated herein by reference to Exhibit 4.7 to the Company’s 8k filed on October 11, 2017.
4.8	Loan Agreement for up to $6,500,000 dated December 31, 2018	Incorporated herein by reference to Exhibit 99.1 to the Company’s 8k filed on January 3, 2019.
4.9	Promissory Note for up to $6,500,000 dated December 31, 2018	Incorporated herein by reference to Exhibit 99.2 to the Company’s 8k filed on January 3, 2019.
5.1	Opinion of Law Office of Clifford J. Hunt, P.A. as to legality	Filed Herewith.
10.1	Secured Promissory Note	Incorporated herein by reference to Exhibit 99.1 to the Company’s 8k filed on May 15, 2018.
10.2	Security Agreement	Incorporated herein by reference to Exhibit 99.2 to the Company’s 8k filed on May 15, 2018.
10.3	Pledge Agreement	Incorporated herein by reference to Exhibit 99.3 to the Company’s 8k filed on May 15, 2018.
10.4	Guaranty Agreement	Incorporated herein by reference to Exhibit 99.4 to the Company’s 8k filed on May 15, 2018.

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10.5	Bill of Sale	Incorporated herein by reference to Exhibit 99.5 to the Company’s 8k filed on May 15, 2018.
10.6	Sublease Agreement Between Colonial Coal Company, Inc. and McCoy Elkhorn Coal LLC	Incorporated herein by reference to Exhibit 99.1 to the Company’s 8k filed on May 1, 2018
10.7	Interim Operating Agreement	Incorporated herein by reference to Exhibit 99.2 to the Company’s 8k filed on May 1, 2018
10.8	Consolidated and Restated Loan and Security Agreement dated October 4, 2017	Incorporated herein by reference to Exhibit 10.1 to the Company’s 8k filed on October 11, 2017
10.9	Asset Purchase Agreement between Wyoming County Coal LLC and Thomas Shelton dated November 7, 2018	Incorporated herein by reference to Exhibit 10.9 to the Company’s registration statement filed on December 11, 2018.
10.10	Asset Purchase Agreement between Wyoming County Coal LLC and Synergy Coal, LLC dated November 7, 2018	Incorporated herein by reference to Exhibit 10.10 to the Company’s registration statement filed on December 11, 2018.
10.11	Security Agreement	Incorporated herein by reference to Exhibit 99.3 to the Company’s 8k filed on January 3, 2019.
10.12	Purchase Order	Incorporated herein by reference to Exhibit 99.4 to the Company’s 8k filed on January 3, 2019.
10.13	Employment Agreement with Mark C. Jensen	Incorporated herein by reference to Exhibit 10.13 to the Company’s registration statement filed on February 6, 2019.
10.14	Employment Agreement with Thomas M. Sauve	Incorporated herein by reference to Exhibit 10.14 to the Company’s registration statement filed on February 6, 2019.
10.15	Employment Agreement with Kirk P. Taylor	Incorporated herein by reference to Exhibit 10.15 to the Company’s registration statement filed on February 6, 2019.
10.16	Employee Stock Option Plan	Incorporated herein by reference to Exhibit 10.16 to the Company’s registration statement filed on February 6, 2019.
10.17	Letter of Intent	Incorporated herein by reference to Exhibit 10.17 to the Company’s registration statement filed on February 6, 2019.
10.18	Merger Agreement with Colonial Coal	Incorporated herein by reference to Exhibit 10.18 to the Company’s registration statement filed on February 14, 2019.
10.19	Share Exchange Agreement to replace Merger Agreement with Colonial Coal	Incorporated herein by reference to Exhibit 10.19 to the Company’s registration statement filed on February 14, 2019.
14.1	Code of Conduct	Incorporated herein by reference to Exhibit 99.2 to the Company’s 8k filed on November 13, 2018.
14.2	Financial Code of Ethics	Incorporated herein by reference to Exhibit 99.3 to the Company’s 8k filed on November 13, 2018.
21.1	Subsidiaries of the Registrant
23.1	Consent of BF Borgers CPA PC	Filed Herewith.
23.2	Consent of Law office of Clifford J. Hunt, P.A. included in Exhibit 5.1	Filed Herewith.
95.1	Mine Safety Disclosure pursuant to Regulation S-K, Item 104	Incorporated herein by reference to Exhibit 95.1 to the Company’s 10K filed on April 3, 2019.
107	Filing Fee Table	Filed Herewith.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

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Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fishers, State of Indiana on April 5, 2023.

AMERICAN RESOURCES CORPORATION

By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark C. Jensen as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark C. Jensen	Chairman of the Board of Directors,	April 5, 2023
Mark C. Jensen	Chief Executive Officer

/s/ Thomas M. Sauve	President and Director	April 5, 2023
Thomas M. Sauve

/s/ Kirk P. Taylor	Chief Financial Officer	April 5, 2023
Kirk P. Taylor	(Principal Accounting Officer)

/s/ Michael Layman	Director	April 5, 2023
Michael Layman

/s/ Gerardine Botte	Director	April 5, 2023
Gerardine Botte, PHD

/s/ Courtney O. Taplin	Director	April 5, 2023
Courtney O. Taplin

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